UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Notes and Indenture

On August 7, 2013, WCI Communities, Inc. (the “Company”), a Delaware corporation, entered into an indenture (the “Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), under which it issued $200,000,000 aggregate principal amount of its 6.875% Senior Notes due 2021 (the “Notes”).  The Notes were offered and sold in a private transaction either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.  On August 8, 2013, the Company filed a Current Report on Form 8-K disclosing its entry into the Indenture.

On April 28, 2014, the Company, the Guarantors and the Trustee entered into the First Supplemental Indenture (the “Supplemental Indenture”).  The Supplemental Indenture amended the Indenture to delete in their entirety two guarantee release provisions, which allowed the Company to release a Guarantor if it is designated as an “Immaterial Subsidiary” or a “Mortgage Subsidiary” (as those terms are defined in the Indenture).  Other than the deletion of the aforementioned release provisions, no other changes were made to the Indenture.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full and complete terms contained in the Supplemental Indenture, which is attached hereto as Exhibit 4.1.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of April 28, 2014, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Date: April 28, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of April 28, 2014, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.